                                                                      Exhibit 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

The Board of Directors of J. C. Penney
Funding Corporation:


We consent to incorporation by reference in: (1) the Registration Statement (No. 33-28390) on Form S-8; (2) the Registration Statement (No. 33-59666) on Form S-8; (3) the Registration Statement (No. 33-59668) on Form S-8; (4) the Registration Statement (No. 33-66070) on Form S-8; (5) the Registration Statement (No. 33-66072) on Form S-8; (6) the Registration Statement (No. 33-56993) on Form S-8; (7) the Registration Statement (No. 33-56995) on Form S-8;
(8) the Registration Statement (No. 333-13949) on Form S-8; (9) the Registration Statement (No. 333-13951) on Form S-8; (10) the Registration Statement (No. 333-22627) on Form S-8; (11) the Registration Statement (No. 333-22607) on Form S-8;
(12) the Registration Statement (No. 333-23339) on Form S-3; and (13) the Registration Statement (No. 333-06883) on Form S-3 of J. C. Penney Company, Inc. of our report dated February 27, 1997, relating to the balance sheets of J.
C. Penney Funding Corporation as of January 25, 1997, January 27, 1996, and January 28, 1995, and the related statements of income, reinvested earnings, and cash flows for the years then ended, which report appears in the 1996 Annual Report of J. C. Penney Funding Corporation, which Annual Report is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Funding Corporation for the year ended January 25, 1997.


                                                /s/ KPMG Peat Marwick LLP


Dallas, Texas
March 24, 1997